AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 29, 1996.
                                                       Registration No. 33-53021
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 BHP COPPER INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            86-0219794
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                                -----------------
                          7400 N. Oracle Rd., Suite 200
                              Tucson, Arizona 85704
                                 (520) 575-5600

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                Douglas J. Purdom
                             Chief Financial Officer
                          7400 N. Oracle Rd., Suite 200
                              Tucson, Arizona 85704
                                 (520) 575-5600
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:

                               Stephen D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6252

================================================================================

                         POST-EFFECTIVE AMENDMENT NO. 1
                         ------------------------------
         Pursuant to a Registration Statement on Form S-3, Registration No. 33-53021, effective April 21, 1994, BHP Copper Inc., formerly Magma Copper Company (the "Company"), registered for sale from time to time an indeterminate amount of preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants, debt securities, and debt warrants (the "Securities"), up to a total aggregate initial offering price for all such Securities combined not to exceed U.S. $300,000,000 (the "Shelf Registration"). As of the date of this Post-Effective Amendment No. 1, $200,000,000 of the Securities have been sold, leaving a total of $100,000,000 of such Securities remaining unsold. The Company hereby withdraws from registration all such Securities remaining unsold under the Shelf Registration as of the date of this Post-Effective Amendment No. 1.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  List of Exhibits.

         Exhibit No.                Description
         -----------                -----------

             24.1                   Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on February 28, 1996.

                            BHP COPPER INC.


                            By:  /s/ Douglas J. Purdom
                                ----------------------
                                     Douglas J. Purdom
                                     Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

      Signature                       Title                          Date
      ---------                       -----                          ----

          *                    President and Chief               February __,
----------------------           Executive Officer                      1996
  J. Burgess Winter


/s/ Douglas J. Purdom          Vice President and               February 28,
----------------------       Chief Financial Officer                    1996
    Douglas J. Purdom       (Principal Financial and
                               Accounting Officer)


          *                          Director                    February __,
----------------------                                                  1996
T. Rognald Dankmeyer


          *                          Director                    February __,
----------------------                                                  1996
   Donald E. Egan


          *                          Director                    February __,
----------------------                                                  1996
  Stefano Giorgini



*By  /s/ Douglas J. Purdom
     ---------------------
         Douglas J. Purdom
         Attorney-in-fact